THIRTEENTH AMENDMENT TO EMPLOYMENT AGREEMENT


THIS THIRTEENTH AMENDMENT TO EMPLOYMENT AGREEMENT is made effective the 6th day of January, 2004, by and between POMEROY IT SOLUTIONS, INC., a Delaware corporation ("Company") and DAVID B. POMEROY, II (the "Executive").

WHEREAS, on the 12th day of March, 1992, Company and Executive executed an Employment Agreement ("Agreement") that became effective on the date of the closing of the initial public offering of the Company (April 10, 1992);

WHEREAS, Company and Executive entered into an Amendment to Employment Agreement effective July 6, 1993;

WHEREAS, Company and Executive entered into a Second Amendment to Employment Agreement effective October 14, 1993;

WHEREAS, Company and Executive entered into a Third Amendment to Employment Agreement effective January 6, 1995;

WHEREAS, Company and Executive entered into a Fourth Amendment to Employment Agreement effective for the fiscal year ending January 5, 1996;

WHEREAS, Company and Executive entered into a Fifth Amendment to Employment Agreement effective January 6, 1996;

WHEREAS, Company and Executive entered into a Sixth Amendment to Employment Agreement effective January 6, 1997;

WHEREAS, Company and Executive entered into a Seventh Amendment to Employment Agreement effective January 6, 1998;

WHEREAS, Company and Executive entered into an Eighth Amendment to Employment Agreement effective January 6, 1999;

WHEREAS, Company and Executive entered into a Ninth Amendment to Employment Agreement effective January 6, 2000;

WHEREAS, Company and Executive entered into a Tenth Amendment to Employment Agreement effective January 6, 2001;

WHEREAS, Company and Executive entered into an Eleventh Amendment to Employment Agreement effective January 6, 2002;


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WHEREAS,  Company  and  Executive entered into a Twelfth Amendment to Employment
Agreement  effective  January  6,  2003;  and

WHEREAS, Company and Executive desire to amend the Agreement, as amended, to reflect certain changes agreed upon by Company and Executive regarding compensation payable to Executive for the 2004 fiscal year and thereafter.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the parties hereto covenant and agree as follows:

1.   Section 5(a)(iii) shall be amended as follows:

          (iii) During the Companys 2004 fiscal year, Executive shall be paid at the annual rate of Four Hundred Seventy-Five Thousand Dollars ($475,000.00). This rate shall continue for each subsequent year of the Agreement unless modified by the compensation committee as provided in Section 5(a)(iv).

2.   Section 5(b)(i) is amended commencing with the 2004 fiscal year as follows:

     (i) Executive shall be entitled to a deferred bonus for the 2004 fiscal year in the event Employee satisfies the applicable criteria set forth below of the Gross Sales and Net Profit Before Taxes Margin ("NPBT Margin") (as hereinafter defined) of the Company for 2004, as follows:

          (i) Gross Sales greater than $645,000,000.00 but less than or equal to $700,000,000.00 with a NPBT Margin of greater than 2.7% = $300,000.00 deferred bonus;

          (ii) Gross Sales greater than $700,000,000.00 with a NPBT Margin greater than 2.5% but less than or equal to 3% = $500,000.00 deferred bonus; or

          (iii) Gross Sales greater than $700,000,000.00 with a NPBT Margin greater than 3% = $600,000.00 deferred bonus.

Within thirty (30) days of the conclusion of the 2004 fiscal year of the Company and each fiscal year thereafter, Executive and Company shall agree upon the economic criteria to be utilized for determining any bonus to be awarded to Executive for such year. Such bonus for each


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subsequent  year  of  this  Agreement shall be consistent with Executive's prior plan.

For purposes of this Section, the term "Gross Sales" shall mean the gross sales of equipment and software and services by Company during the applicable period on a consolidated basis. In making said Gross Sales determination, all gains and losses realized on the sale or other disposition of Company assets not in the ordinary course shall be excluded; all refunds, returns or rebates which are made during such period shall be detracted along with all accounts receivable derived from such sales that are written off during such period in accordance with Company's accounting system.

For purposes of this Agreement, the "NPBT Margin" shall be the Net Profit Before Taxes of Company on a consolidated basis divided by its Gross Sales. For purposes of this Agreement, the NPBT Margin shall be computed without regard to the bonus payable to the Executive pursuant to this Section, or any bonus payable to Stephen E. Pomeroy under the terms of his Employment Agreement, shall exclude any gains or losses realized by the Company on the sale or other disposition of its assets (other than in the ordinary course of business) and shall exclude any extraordinary one-time charges made by Company during said fiscal year. Said NPBT Margin of the Company shall be determined on a consolidated basis by the independent accountant regularly retained by the Company, subject to the foregoing provisions of this subparagraph in accordance with generally accepted accounting principles. The payment of any bonus hereunder shall be made on the fifth (5th) annual anniversary of the determination set forth above for the year 2004. In the event of the death of the Executive prior to such date, any amount owed hereunder shall be paid to his designated beneficiary, and, if none, then to his estate.

In the event that Company would acquire during its 2004 fiscal year a company that had gross sales in excess of $100,000,000.00 for its most recently concluded fiscal year, Company and Executive shall in good faith determine whether any adjustments to the Gross Sales and NPBT Margin set forth above, whether upward or downward, shall be made in order to reflect the effect of such acquisition upon the operations of the Company.

3. Section 19 shall be amended by adding at the end of said section, the following language:

Executive shall be awarded, effective February 18, 2004, the option to acquire one hundred thousand (100,000) shares of the common stock of Company at the fair market value of such shares on February 18, 2004.


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     Such  option shall be awarded to Executive by Company pursuant to the terms of the Award Agreement, which is attached hereto and incorporated herein by reference as Exhibit A.

Except as modified above, the terms of the Employment Agreement, as amended, are hereby affirmed and ratified by the parties.

IN WITNESS WHEREOF, this Thirteenth Amendment to Employment Agreement has been executed as of the day and year first above written.



WITNESSES:                            POMEROY  IT  SOLUTIONS,  INC.


_______________________

_______________________               By:   ________________________________


_______________________

_______________________               ______________________________________
                                      DAVID B. POMEROY, II, Executive


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